Exhibit 99.8

SILICON LABS / SIGMA DESIGNS CONFIDENTIAL

Acquisition Messaging Document

What?

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Silicon Labs is acquiring Sigma Designs, which includes Smart TV, Media Connectivity and IoT businesses. Sigma Designs plans to divest or wind down its Smart TV business. In addition, Sigma Designs is in active discussions with prospective buyers to divest its Media Connectivity business.

●	The IoT business is strategically aligned with Silicon Labs. The primary asset of interest is Sigma Designs’ Z-Wave business.
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Silicon Labs and Sigma Designs signed a Definitive Agreement on Dec. 7, 2017. The deal is expected to officially close in Silicon Labs’ Q1 2018. During the transition period between now and then, we will work together on an integration plan for the two companies and remaining assets.

Why?

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The connected home represents one of the largest market opportunities in the IoT. Today, there is no single dominant wireless technology for the connected home and protocols range from Wi-Fi to Bluetooth to mesh and proprietary. By adding Z-Wave to Silicon Labs’ connectivity portofolio, we now have a customer-centric portfolio of mesh technologies to better serve the large and growing connected home market and beyond.

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By acquiring Sigma Designs, Silicon Labs will add critical talent and expertise directed at the connected home market, accelerating our ability to make the future of secure, interoperable, connected homes a reality.

●	The combined entity will give ecosystem providers and developers of connected home solutions a variety of choices and a one-stop-shop for wireless connectivity technologies.

Who is Silicon Labs?

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Silicon Labs provides silicon, software and solutions for a more connected world, with a comprehensive hardware and software portfolio for wireless connectivity including Zigbee, Thread, Z-Wave, Bluetooth, Wi-Fi and proprietary protocols.

●	Silicon Labs has extensive experience in mesh networking technologies and is naturally positioned to be a steward and champion for Z-Wave.

Who is Sigma Designs?

●	Sigma Designs enables smart home convergence. They design and build semiconductor technologies for the Internet of Things’ (IoT) smart home devices.
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Z-Wave is a leader in the smart home market supplying some of the world’s largest ecosystems of smart home IoT products with more than 2,100 certified, interoperable devices available from more than 600 manufacturers.

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The Z-Wave Alliance is a consortium of leading companies developing connected home technology who are dedicated to driving Z-Wave as a standard for wireless smart home products. They oversee development and extension of the standard and certification. It was formed in Jan. 2005 by leaders in the home automation market including: ADT, FAKRO, Ingersoll Rand Nexia, Jasco Products, LG Uplus, Nortek Security & Control, SmartThings and Sigma Designs.

SILICON LABS / SIGMA DESIGNS CONFIDENTIAL

Other key points:

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Together, we will work for the future of the connected home by offering more options to IoT developers giving them the choice of best-fit technology for their applications and the ability to rapidly create secure, interoperable devices.

●	Silicon Labs intends to work in collaboration with the Z-Wave Alliance to drive the road map and adoption of Z-Wave technology.
●	Silicon Labs has a strong channel to scale and expand the Z-Wave footprint in the market, and the financial stability and track record for the long-term.

What to say about other business units:

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The Smart TV business unit is not aligned with Silicon Labs’ growth strategy and is currently in discussions with prospective buyers to divest. Their solutions deliver best-in-class picture quality on increasingly larger screens and enable the latest generation of connected TV services including apps and over-the-top content delivery. Sigma Designs plans to divest or wind down its Smart TV business.

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The Media Connectivity business unit is not aligned with Silicon Labs’ growth strategy and is currently in discussions with prospective buyers to divest. This business unit offers a range of solutions, including G.hn, HomePlug and HPNA technologies, that stream content to the home. More than 70 service providers have deployed Sigma home networking solutions.

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Mobile IoT, a cellular technology for existing global LTE networks, is part of the IoT business unit along with Z-Wave. We are presently evaluating the Mobile IoT technology and will make a decision on how we treat this asset in the coming weeks.

Forward-Looking Statements

This messaging document contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Silicon Labs (“Silicon Labs”) and its proposed acquisition (the “Acquisition”) of Sigma Designs (“Sigma Designs”) or the Z-Wave business and related matters. These statements include, but are not limited to, statements that address Sigma Designs’ expected future business and financial performance and statements about (i) the timing, completion and expected benefits of the Acquisition, (ii) plans, objectives and intentions with respect to future operations and products, (iii) competitive position and opportunities, (iv) the impact of the Acquisition on the market for Sigma Designs’ products, (v) the impact of the Acquisition on non-GAAP EPS, (vi) other information relating to the Acquisition and (vii) other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Silicon Labs and Sigma Designs, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the companies’ and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

SILICON LABS / SIGMA DESIGNS CONFIDENTIAL

Particular uncertainties that could materially affect future results include any risks associated with the Acquisition such as: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from the stockholders of Sigma Designs for the transactions or regulatory approvals are not obtained; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of Sigma Designs and Silicon Labs; (5) the ability of Sigma Designs and Silicon Labs to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) the ability to divest or wind down Sigma Designs’ Smart TV business; (10) the ability to divest Sigma Designs’ Media Connectivity business; (11) Sigma Designs’ ability to amend or terminate certain contracts; (12) Sigma Designs’ ability to maintain sufficient cash to satisfy the minimum cash condition; (13) Silicon Labs’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating Sigma Designs into Silicon Labs’ existing businesses and the indebtedness planned to be incurred in connection with the transaction; and (14) legislative, regulatory and economic developments.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction Silicon Labs’ and Sigma Designs’ filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, and which discuss additional important risk factors that may affect their respective businesses, results of operations and financial conditions. Silicon Labs and Sigma Designs undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

Sigma Designs intends to file the applicable proxy statement(s) in connection with the Acquisition.  Investors and security holders of Sigma Designs are urged to read such proxy statement(s) (including any amendments or supplements thereto) and any other relevant documents in connection with the Acquisition that Sigma will file with the SEC upon such documents becoming available because they will contain important information about Sigma Designs and the Acquisition.   Such materials filed by Sigma Designs with the SEC may be obtained free of charge at the SEC’s website (http://www.sec.gov)  or at the Investor Relations page on Sigma Designs’ website at www.sigmadesigns.com or by writing to Sigma Designs’ Secretary at 47467 Fremont Blvd. Fremont, CA 94538 USA.

Sigma Designs and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Sigma Designs’ stockholders with respect to the Acquisition. Additional information about Sigma Designs’ directors and executive officers is set forth in Sigma Designs’ proxy statement on Schedule 14A filed with the SEC on July 17, 2017 and Annual Report on Forms 10-K and 10-K/A for the fiscal year ended January 28, 2017. Information regarding their direct or indirect interests in the Acquisition will be set forth in the proxy statement and other materials to be filed with SEC.

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